Item 77Q1(d)

Combined Amended and Restated Rule 18f-3 Multi-Class Plan, including Exhibit A amended as of May 16, 2017. Incorporated herein by reference to the Registrant’s Registration Statement filed with the Securities and Exchange Commission on May 25, 2017 (Accession Number 0001193125-17-183558).

Amended Exhibit B, dated June 15, 2017, to the Combined Amended and Restated Rule 18f-3 Multi-Class Plan (amended May 16, 2017). Incorporated herein by reference to the Registrant’s Registration Statement filed with the Securities and Exchange Commission on May 25, 2017 (Accession Number 0001193125-17-183558).